CONSULTANT COMPENSATION AGREEMENT NO. 1

          THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 20th day of December, 1996, among Triple Chip Systems, Inc., a Delaware corporation ("Triple Chip"); and M. E. Ratliff, Leonard W. Burningham, Duane
S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas Howells, Deloy Miller, Garth Low and William Skokos, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A," "B," "C," "D," "E," "F," "G," "H" and "I" hereof (collectively, the "Consultants").

          WHEREAS, the Board of Directors of Triple Chip has adopted a written compensation agreement for compensation of nine individual Consultants who are natural persons; and

          WHEREAS, Triple Chip has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

          WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Triple Chip; and

          WHEREAS, a general description of the nature of the services performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

          WHEREAS, Triple Chip and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Triple Chip may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Triple Chip,

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                 Section 1

                            Compensation Plan

          1.1 Employment. Triple Chip hereby employs the Consultants and the Consultants hereby accept such employment, and have and will perform the services requested by management of Triple Chip to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Triple Chip harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to Triple Chip.

          1.3 Term. All services performed at the request of Triple Chip by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of Triple Chip and any of the Consultants.

          1.4 Payment. Triple Chip and the Consultants agree that Triple Chip shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $0.01 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide Triple Chip with a written invoice detailing the services duly performed. Such invoice shall be paid by Triple Chip in accordance with
Section 1.4 above, subject to the satisfaction of the management of Triple Chip that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of Triple Chip at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Triple Chip that may be issued by Triple Chip for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Triple Chip shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of Triple Chip, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Triple Chip in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. Triple Chip and the Consultants agree that the per share price of shares of common stock that may be issued by Triple Chip to the Consultants for services performed under this Plan has been arbitrarily set by Triple Chip; however, in the event Triple Chip shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Triple Chip prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions Precedent to the Issuance of Securities Under the
Plan.

               a. The total number of securities to be issued under the Plan shall not exceed 10% of the outstanding securities of Triple Chip on the date of issuance; and

               b. No securities shall be issued under this Plan unless Triple Chip completes the reorganization currently being negotiated with Miller Petroleum, Inc., a Tennessee corporation.

                                 Section 2

               Representations and Warranties of Triple Chip

          Triple Chip represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. Triple Chip is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Triple Chip has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Triple Chip may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Triple Chip.

          2.3 Registration Statement on Form S-8. Triple Chip shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Triple Chip; and Triple Chip will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Triple Chip shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Triple Chip shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Triple Chip is required to file reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Triple Chip has or will file with the Commission all reports required to be filed by it forthwith, and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. Triple Chip has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Triple Chip hereunder have been duly authorized by all requisite corporate action on the part of Triple Chip, and this Plan constitutes a valid and binding obligation of Triple Chip and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Triple Chip.

                                 Section 3

             Representations and Warranties of the Consultants

          Each of the Consultants represents and warrants to, and covenants with, Triple Chip as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by Triple Chip for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Sophisticated Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Triple Chip, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Triple Chip, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Triple Chip is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Triple Chip shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                                 Section 4

                                 Indemnity

          Triple Chip and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Triple Chip to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                                 Section 5

                                Termination

          Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Triple Chip and the respective Consultants in writing; (2) by either the Directors of Triple Chip or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Triple Chip to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                                 Section 6

                            General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Triple Chip:  Triple Chip, Inc.
                              1787 East Ft. Union Blvd., #106
                              Salt Lake City, Utah  84121

          If to Consultants:  The addresses listed on the
                              Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither Triple Chip nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.


                         TRIPLE CHIP SYSTEMS, INC., a Delaware
                         corporation


Date: 12/20/96           By /s/ Jeffrey D. Jenson, President

EXHIBIT "A"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   M. E. Ratliff
                                   603 Main Avenue, #500
                                   Knoxville, Tennessee  37902



Date: 12/20/96.                    /s/ M. E. Ratliff




                                              Number of Shares and
                                                  Maximum Value
                                                   of Services
General Description of Services                  to be Performed

Non-capital raising consulting services             139,534
including negotiations and consultation
respecting the reorganization currently              $1,395
being negotiated with Miller Petroleum,
Inc., a Tennessee corporation

                                EXHIBIT "B"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   Leonard W. Burningham, Esq.
                                   455 East 500 South, Suite 205
                                   Salt Lake City, Utah  84111




Date: 12/20/96.                    /s/ Leonard W. Burningham



                                           Number of Shares and
                                             Maximum Value
                                               of Services
General Description of Services             to be Performed

Non-capital raising legal services.            26,513 shares

                                                 $265

                            EXHIBIT "C"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   Duane S. Jenson
                                   1787 East Ft. Union Blvd., Suite 106
                                   Salt Lake City, Utah  84121




Date: 12/20/96.                    /s/ Duane S. Jenson



                                         Number of Shares and
                                             Maximum Value
                                              of Services
General Description of Services             to be Performed

Non-capital raising consulting services      41,419 shares
including negotiations and consultation
respecting the reorganization currently        $414
being negotiated with Miller Petroleum,
Inc., a Tennessee corporation

                                EXHIBIT "D"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   Jeffrey D. Jenson
                                   1787 East Ft. Union Blvd., Suite 106
                                   Salt Lake City, Utah  84121




Date: 12/20/96.                    /s/ Jeffrey D. Jenson



                                          Number of Shares and
                                             Maximum Value
                                              of Services
General Description of Services             to be Performed

Non-capital raising consulting services      41,417 shares
including negotiations and consultation
respecting the reorganization currently        $414
being negotiated with Miller Petroleum,
Inc., a Tennessee corporation

                                EXHIBIT "E"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   Travis T. Jenson
                                   1787 East Ft. Union Blvd., #106
                                   Salt Lake City, Utah  84121


Date: 12/20/96                     /s/ Travis T. Jenson



                                         Number of Shares and
                                             Maximum Value
                                              of Services
General Description of Services             to be Performed

Non-capital raising consulting services       20,709 shares
in connection with the reorganization
being negotiated with Miller Petroleum,         $207
Inc., a Tennessee corporation

                                EXHIBIT "F"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   Thomas Howells
                                   1787 East Ft. Union Blvd., #106
                                   Salt Lake City, Utah  84121




Date: 12/20/96.                    /s/ Thomas Howells



                                          Number of Shares and
                                             Maximum Value
                                              of Services
General Description of Services             to be Performed

Non-capital raising consulting services        2,500 shares
in connection with the reorganization
being negotiated with Miller Petroleum,          $25
Inc., a Tennessee corporation

                                EXHIBIT "G"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   Deloy Miller
                                   3651 Baker Hwy.
                                   P. O. Box 130
                                   Huntsville, Tennessee  37756


Date: 12/20/96.                    /s/ Deloy Miller



                                        Number of Shares and
                                            Maximum Value
                                             of Services
General Description of Services            to be Performed

Non-capital raising consulting service       20,932 shares
in connection with the reorganization
being negotiated with Miller Petroleum,        $209
Inc., a Tennessee corporation

                                EXHIBIT "H"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Garth Low
                                   2023 South Main Street, #D-2
                                   Bountiful, Utah  84010


Date: 12/20/96.                    /s/ Garth Low



                                          Number of Shares and
                                             Maximum Value
                                              of Services
General Description of Services             to be Performed

Non-capital raising consulting services        3,488 shares
in connection with the reorganization
being negotiated with Miller Petroleum,          $34.80
Inc., a Tennessee corporation

                                EXHIBIT "I"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Triple Chip and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   William Skokos
                                   P. O. Box 901952
                                   Sandy, Utah  84090



Date: 12/20/96.                    /s/ William Skokos




                                         Number of Shares and
                                             Maximum Value
                                              of Services
General Description of Services             to be Performed

Non-capital raising consulting services        3,488 shares
in connection with the reorganization
being negotiated with Miller Petroleum,          $34.80
Inc., a Tennessee corporation